Earnings Overview Verra Mobility Q1 Earnings Presentation For the Quarter Ended March 31, 2021

Forward-looking statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (2) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (3) customer concentration in our Commercial Services and Government Solutions segments; (4) decreases in the prevalence of automated photo enforcement or the use of tolling; (5) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (6) decreased interest in outsourcing from our customers; (7) our ability to properly perform under our contracts and otherwise satisfy our customers; (8) our ability to compete in a highly competitive and rapidly evolving market; (9) our ability to keep up with technological developments and changing customer preferences; (10) the success of our new products and changes to existing products and services; (11) our ability to successfully integrate our recent or future acquisitions; (12) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (13) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions management believes are not indicative of Verra Mobility’s business. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the earnings press release for the period indicated.

For the Quarter Ended March 31, 2021 Q1 Results by Segment – Commercial Services Revenue of $45.7M in Q1 decreased 25.4% from the same quarter in the prior year Adjusted EBITDA of $22.6M in the quarter decreased $11.1M or 32.9% from the same period of the prior year The CS segment is closely tied to the rental car industry and saw impacts in Q1 due to reduced demand resulting from Covid-19 Operating expenses of $14.2M in Q1 2021 decreased by $2.3M or 14.1% from the same period in the prior year, reflecting cost cutting measures taken in response to the Covid-19 impact on revenue SG&A of $10.8M for Q1 2021 decreased by $2.6M or 19.4% over the same period in the prior year We are pleased with our revenue recovery and our EBITDA margins which are best in class during the worst times Commercial Services Commentary Revenue & YoY Growth Adj. EBITDA & Margin % Commercial Services (2%) 14% 66% 70% 62% 52% (60%) 22% 8% (43%) 17% (29%) 61% 55% 27% 65% (25%)

For the Quarter Ended March 31, 2021 Q1 Results by Segment – Government Solutions Government Solutions Commentary Government Solutions Revenue of $44.2M in Q1 decreased 20.4% from the same quarter in the prior year Service Revenue improvement of $5.8M was offset by a decrease in product revenue of $17.1M Product Revenue was in line with historic levels as there were no Speed camera installs related to the NYC Speed Zone program in the first quarter of 2021 Adjusted EBITDA of $17.8M in the quarter decreased $3.5M or 16.3% from the same period of the prior year Revenue & YoY Growth Adj. EBITDA & Margin % (3%) 55% 8% 27% 42% 4% 21% 17% 37% 38% 38% 39% 39% 43% 39% 40% 40% (20%)

For the Quarter Ended March 31, 2021 Consolidated Q1 Results Total revenue decreased by $26.9 million to $89.9 million or 23% in Q1 2021 from $116.7 million in Q1 2020 Adjusted EBITDA of $40.3 million, decreased from $54.9 million or 26.5% in Q1 of 2021 Adjusted EBITDA margin declined 210 basis points to 44.9% of revenue Q1 Commentary Revenue & YoY Growth Adj. EBITDA & Margin % Verra Mobility 12% 19% 12% (27%) 19% (24%) 18% (11%) 52% 47% 54% 35% 55% 55% 53% 46% (23%) 45%

For the Quarter Ended March 31, 2021 Consolidated Q1 Results Generated cash flow from operations of $9.0 million in Q1 2021 Cash on hand increased to $249.6 million at the end of Q1 2021 from $120.3 million at the end of Q4 2020 Leverage increased due to a decline in EBITDA The company has total debt of $1.0 billion and a $75M revolver that is undrawn.* We believe that cash from operations and cash on hand will be sufficient to run the company for the next 12 months and beyond Revenue Mix & Adj. EBITDA Margins Net Debt & Leverage Q1 Commentary * $49.4M available to borrow on the undrawn $75M revolver Q1 Adj EBITDA Mix by Business Segment

APPENDIX

Consolidated Results of Operations

Unaudited ($ in millions)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020	Q1 2021
Service revenue	$99.5	$62.8	$83.0	$91.0	$336.3	$89.8
Product sales	17.2	17.0	13.9	9.2	57.3	0.1
Total revenue	$116.7	$79.8	$96.9	$100.2	$393.6	$89.9
Cost of service revenue	1.2	1.0	0.9	0.8	4.0	0.9
Cost of product sales	8.7	9.1	7.1	4.7	29.6	0.0
Operating expenses	32.3	26.7	26.5	30.2	115.7	30.5
Selling, general and administrative expenses	25.9	20.8	17.5	25.4	89.7	28.4
Depreciation, amortization, and (gain) loss on disposal of assets, net	29.2	29.2	29.6	28.8	116.8	28.3
Total costs and expenses	$97.3	$86.8	$81.6	$90.1	$355.8	$88.1
Income (loss) from operations	19.4	(7.0)	15.3	10.1	37.8	1.8
Interest expense, net	12.5	9.5	9.6	9.3	40.9	9.2
Change in fair value of private placement warrants	(15.5)	8.3	(4.4)	12.7	1.1	2.1
Loss from tax receivable agreement adj	-	4.4	-	2.4	6.9	-
Loss on extinguishment of debt	-	-	-	-	-	5.3
Other (income) expense, net	(2.9)	(1.5)	(5.0)	(2.5)	(11.9)	(3.0)
Total other expense	($5.9)	$20.8	$0.2	$21.9	$37.0	$13.6
Income (loss) before income taxes	25.4	(27.7)	15.0	(11.8)	0.9	(11.8)
Income tax provision (benefit)	3.2	(4.0)	4.0	2.3	5.4	(2.9)
Net (loss) income	$22.1	($23.7)	$11.1	($14.1)	($4.6)	($8.9)
Bridge to adj. EBITDA						
Net (loss) income	$22.1	($23.7)	$11.1	($14.1)	($4.6)	($8.9)
Interest expense, net	12.5	9.5	9.6	9.3	40.9	9.2
Income tax provision (benefit)	3.2	(4.0)	4.0	2.3	5.4	(2.9)
Depreciation and amortization	29.3	29.2	29.4	28.7	116.6	28.2
EBITDA	**$67.1**	**$11.0**	**$54.1**	**$26.2**	**$158.3**	**$25.6**
Transaction and other related	0.5	0.1	0.1	1.2	1.9	4.1
Transformation expense	-	0.5	0.6	(0.0)	1.1	0.3
Loss on extinguishment of debt	-	-	-	-	-	5.3
TRA adjustment	-	4.4	-	2.4	6.9	-
Change in fair value of private placement warrants	(15.5)	8.3	(4.4)	12.7	1.1	2.1
Stock-based compensation	2.8	3.3	3.2	3.4	12.6	2.9
Adjusted EBITDA	**$54.9**	**$27.6**	**$53.5**	**$45.8**	**$181.8**	**$40.3**

VERRA MOBILITY

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Segment Results of Operations Commercial Services Government Solutions Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Segment Revenue Government Solutions $55.5 $52.5 $52.8 $52.0 $212.7 $44.2 Segment Adj EBITDA Government Solutions $21.2 $20.3 $22.5 $20.6 $84.7 $17.8 Unaudited ($ in millions) Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Q1 2021 Segment Revenue Commercial Services $61.2 $27.3 $44.2 $48.2 $180.9 $45.7 Segment Adj EBITDA Commercial Services $33.6 $7.3 $31.0 $25.2 $97.2 $22.6

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